Exhibit 23






CONSENT OF INDEPENDENT ACCOUNTANTS


Kysor Industrial Corporation
Cadillac, Michigan



We consent to the incorporation by reference in the registration statements of Kysor Industrial Corporation on Form S-8 (as listed below) of our report dated January 30, 1996, on our audits of the consolidated financial statements and financial statement schedule of Kysor Industrial Corporation and Subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included in this Annual Report on Form 10-K.



PLAN 	                                       		SEC FILE



1980 Stock Option and Appreciation Rights Plan    	2-67607

1983 Incentive Stock Option Plan	               	2-86346

1984 Stock Option Plan			       		2-99855

1987 Stock Option and Restricted Stock Plan	 	33-18438 and 33-30463

Employee Stock Ownership Plan		            	33-27360

401(K) Savings Plan for Bargaining Employees   		33-59420

401(K) Savings Plan for Non-Bargaining Employees 	33-59412

1993 Long-Term Incentive Plan		       		33-71758





By   s\COOPERS & LYBRAND L.L.P.

Coopers & Lybrand L.L.P.





Detroit, Michigan
March 21, 1996